UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2016

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio		44122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2016 Value Sharing Equity Program

General. On February 9, 2016, DDR Corp., an Ohio corporation (“DDR”), adopted the 2016 Value Sharing Equity Program (the “2016 VSEP”), and performance awards were granted to 51 officers, effective February 9, 2016, as participants under the 2016 VSEP. 2016 VSEP awards, if earned, may result in the granting of common shares of DDR and time-vested restricted stock units (“RSUs”) to participants on future measurement dates based on a performance period beginning on February 9, 2016 and ending on December 31, 2018 (the “Performance Period”). As a result, in general, the total compensation available to participants under the 2016 VSEP, if any, will be fully earned only after approximately seven years (the Performance Period and the final four-year time-based vesting period for RSUs).

The 2016 VSEP was adopted pursuant to, and operates subject to the terms and conditions of, DDR’s 2012 Equity and Incentive Compensation Plan (or any successor thereto) (the “2012 Equity Plan”). The 2016 VSEP is designed to permit DDR to reward participants for contributing to DDR achieving certain financial performance by allowing such participants to share in the “Value Created” (as defined below), based upon increases in DDR’s adjusted market capitalization over DDR’s initial market capitalization using a starting share price of $17.41 per share (the “Starting Share Price”), over pre-established periods of time. Under the 2016 VSEP, participants are granted performance-based awards which, if earned, are settled 20% in DDR common shares, and 80% in RSUs that are generally subject to time-based vesting requirements for a period of four years.

Performance Awards. Under the performance awards, on five specified measurement dates (occurring on February 23, 2017, June 30, 2017, December 31, 2017, June 30, 2018 and December 31, 2018), DDR will measure the “Value Created” during the period between the start of the 2016 VSEP and the applicable measurement date. Value Created is measured for each period for the performance awards as the increase in DDR’s market capitalization on the applicable measurement date (i.e., the product of DDR’s five-day trailing average share price as of each measurement date (price-only appreciation, not total shareholder return) and the number of shares outstanding as of the measurement date), as adjusted for equity issuances and/or equity repurchases, over DDR’s initial market capitalization at the start of the 2016 VSEP utilizing the Starting Share Price. The ending share price used for purposes of determining Value Created for the performance awards during any measurement period is capped at $25.35 (“Maximum Ending Share Price”). Because DDR’s initial market capitalization is based on the Starting Share Price, there are no performance awards earned until DDR’s share price exceeds $17.41.

Each participant has been assigned a “percentage share” of the Value Created for the performance awards, and the aggregate percentage share for all participants for the performance awards is (1) 1.4910% to the extent the ending share price for the applicable measurement period is $19.58 or lower, and (2) 1.6089% to the extent the ending share price for the applicable measurement period is above $19.58. The percentage shares for the performance awards for the named executive officers who are participants are: David J. Oakes, DDR’s President and Chief Executive Officer – 0.1180% to the extent the ending share price for the applicable measurement period is $19.58 or lower and 0.2359% to the extent the ending share price for the applicable measurement period is above $19.58; Luke J. Petherbridge, DDR’s Chief Financial Officer – 0.1180%; and Christa A. Vesy, DDR’s Executive Vice President and Chief Accounting Officer – 0.0600%. After the first measurement date, each participant may earn “performance award shares” (settled as discussed below) with an aggregate value equal to two-sixths of the participant’s percentage share of the Value Created for this award. After each of the next three measurement dates, each participant may earn performance award shares with an aggregate value equal to three-sixths, then four-sixths, and then five-sixths, respectively, of the participant’s percentage share of the Value Created for this award. After the final measurement date, each participant may earn performance award shares with an aggregate value equal to the participant’s full percentage share of the Value Created. In addition, for each measurement date, the number of performance award shares earned by a participant will be reduced by the number of performance award shares previously earned by the participant for prior measurement periods. In the event that a change in control (as defined in the 2016 VSEP) occurs before the 2016 VSEP’s final measurement date, the date of the change in control will be deemed the final measurement date and each participant will be entitled to earn a final amount of performance award shares for the Value Created as of the date of the change in control. Participants will also be entitled to earn a pro rata amount of performance award shares if they die, become disabled, retire or are terminated without cause during the 2016 VSEP measurement periods (with “disabled,” “retire,” and “cause” having the meanings as defined in the 2016 VSEP). Participants will generally forfeit any future performance award opportunities if their employment is otherwise terminated.

Generally, within 60 days after a measurement period (or, if the measurement period ends early as a result of a change in control, within 60 days after the measurement period that would have applied if the change in control had not occurred), DDR will (1) settle 20% of the performance award shares earned during such measurement period in unrestricted common shares of DDR and (2) grant a number of time-vesting RSUs to each participant as the settlement of the remaining 80% of such earned performance award shares. If, within two years following a change in control that satisfies certain requirements under Section 409A of the Internal Revenue Code, a participant retires, the participant’s employment is terminated by DDR without cause or by the participant for good reason (as defined in the 2016 VSEP), or the participant experiences a separation from employment for purposes of Section 409A of the Internal Revenue Code as a result of a leave of absence (as further described in the 2016 VSEP), the unrestricted common shares described above will be paid to the participant within 60 days of termination.

The RSUs awarded under the 2016 VSEP will generally be subject to time-based vesting in equal annual installments on each of the first four anniversaries of the end of the applicable measurement period (or, if the measurement period ends early as the result of a change in control, the end of the measurement period that would have applied if the change in control had not occurred). The RSUs will generally be subject to continued time-based vesting or acceleration under certain other circumstances as described in the 2016 VSEP. After becoming vested, RSUs will be paid in the form of one common share for each such vested RSU.

The 2016 VSEP and the performance awards granted under the 2016 VSEP will be subject to the terms of the 2012 Equity Plan and its limits. In addition, if DDR is unable to issue DDR common shares under the 2012 Equity Plan to settle these awards, DDR will take the necessary or advisable steps to otherwise settle the awards at that time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ David E. Weiss
	Name:	David E. Weiss
	Title:	Executive Vice President, General Counsel and Secretary

Date: February 16, 2016